UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2012 (October 4, 2012)

THE WET SEAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank

Foothill Ranch, CA 92610

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (949) 699-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreement with The Clinton Group

On October 4, 2012, The Wet Seal, Inc. (the “Company”) entered into an agreement (the “Settlement Agreement”) with Clinton Group, Inc., on behalf of itself and its affiliates (the “Clinton Group”), for the purpose of resolving the pending consent solicitation and effecting an orderly change in the composition of the Company’s board of directors (the “Board”). Pursuant to the Settlement Agreement, Harold D. Kahn, Jonathan Duskin, Sidney M. Horn and Henry D. Winterstern (collectively, the “Resigning Directors”) resigned from the Board (with Kenneth M. Reiss, Kathy Bronstein and John Goodman remaining as members of the Board). In connection with the Settlement Agreement, Dorrit M. Bern, Lynda J. Davey, Mindy C. Meads and John S. Mills were appointed as directors of the Board to fill the four vacancies created by the resignation of the Resigning Directors.

The Settlement Agreement contains the additional material terms:

•	The Resigning Directors shall make themselves reasonably telephonically available to the new Board as reasonably requested by the new Board until October 23, 2012 to facilitate an orderly transition.

•

Mr. Kahn shall continue to provide consulting services by telephone to the Board and the Company until October 23, 2012, pursuant to the revised compensation arrangements previously agreed to between the Company and Mr. Kahn.

•

The Clinton Group agrees that it shall immediately cease, and cause its affiliates to cease, any and all solicitation efforts in connection with the consent solicitation and shall not vote, deliver or otherwise use any consents that may have been received to date pursuant to the consent solicitation.

•

Each of the Company and the Clinton Group waives, discharges and releases, and covenants not to sue, the other party or its respective controlling persons, officers, directors, stockholders, agents, affiliates, employees, attorneys, advisors and assigns, past and present, in their capacity as such for any and all claims, causes of action, actions, judgments, liens, debts, contracts, indebtedness, damages, losses, liabilities, rights, interests and demands (other than fraud).

The Company has agreed to reimburse the Clinton Group for its reasonable and documented expenses incurred in connection with the Clinton Group’s solicitation of consents, not to exceed $250,000. In addition, each of the Resigning Directors shall be entitled to the vesting of a pro rata portion of such director’s existing restricted stock grant for the period of his service through October 4, 2012.

The above summary is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation from the Board of Directors

Effective upon execution of the Settlement Agreement, Harold D. Kahn, Jonathan Duskin, Sidney M. Horn and Henry D. Winterstern have resigned from the Board. Mr. Kahn served as a member of the Company’s Compensation Committee and Nominating and Governance Committee. Mr. Duskin served as a member of the Company’s Audit and Compensation Committees. Mr. Horn served as the Chairman of the Company’s Nominating and Governance Committee and as a member of the Company’s Audit and Compensation Committees. Mr. Winterstern served as the Chairman of the Company’s Compensation Committee and as a member of the Company’s Audit Committee. Kenneth M. Reiss, Kathy Bronstein and John Goodman will remain as Board members. No director was removed for cause.

Appointments to the Board of Directors

In connection with the Settlement Agreement, Dorrit M. Bern, Lynda J. Davey, Mindy C. Meads and John S. Mills have been appointed as directors of the Board to fill the four vacancies created by the resignation of the Resigning Directors.

Dorrit M. Bern, 62 years old, is the former Chairman of the Board, Chief Executive Officer and President of Charming Shoppes Inc., a specialty retailer specializing in women’s plus-size fashion, where she served from 1995 to 2008. Ms. Bern formulated a new business strategy to save Charming Shoppes from bankruptcy and grew the corporation from a $1 billion single-channel, bricks-and-mortar retailer, to a $3 billion multi-channel corporation with e-commerce and catalog direct marketing. Prior to that time, Ms. Bern was Group Vice-President of women’s apparel and home fashions for Sears, Roebuck and Co., a department store retailer, where she was the first female officer in Sears’s history and authored “The Softer Side of Sears” initiative. Ms. Bern served on the board of directors of Southern Company, one of the largest generators of electricity in the United States, from 1999 to 2008 as Chairperson of the Finance Committee and a member of the Audit Committee. She also served on the board of directors of the Brunswick Corporation, a market leader in the marine, fitness and bowling and billiards industries, from 2000 to 2005 as a member of the Audit and Compensation Committees, and on the board of directors of OfficeMax Inc., an office supply retailer, from 2006 to 2010 on the Audit and Executive Compensation Committees. More recently, from 2009 until April

2012, Ms. Bern was a trustee for Pennsylvania Real Estate Investment Trust, a REIT specializing in shopping malls and power centers in the eastern United States. In addition, Ms. Bern was a member of the advisory board for U.S. Foodservice, a division of Ahold Inc., an international supermarket operator, and a board member of the National Retail Federation from 1996 to 2008. She was the Edward V. Fritsky Chair in Leadership at the University of Washington from 2009 to 2010, and currently serves on their Foster Business School board. Ms. Bern is currently a member of The Committee of 200, America’s Women Business Leaders, and a member of the board of directors of the Jay H. Baker Retailing Center at the Wharton Business School at the University of Pennsylvania, where she is also an instructor in Continuing Board Education. Ms. Bern’s qualifications as a director include her expertise as an executive in the women’s apparel retail industry and her experience serving as a member of several public company boards of directors and instructing others on board operations and duties.

Lynda J. Davey, 58 years old, has served as Chairman and Chief Executive Officer of Avalon Group Ltd, a boutique investment bank, and Avalon Securities Ltd, one of the few woman-owned FINRA and SEC-registered broker-dealers, since she co-founded the companies in 1992. She has broad expertise working with consumer product and retail companies, helping to strategically position them for success by focusing on balanced capitalization, developing strategic growth plans and optimally structuring transactions. Prior to Avalon, Ms. Davey was President of Tribeca Corp., a merchant bank with large equity investments in public consumer companies and private buyouts, and worked at Salomon Brothers Inc., an investment bank, on public offerings, divestitures, acquisitions and private placements for clients in a variety of industries. Ms. Davey currently serves on the board and chairs the Audit Committee of the Girl Scouts Council of Greater New York and is a Manager of Verite Capital Partners, LLC, a private investment fund. From 1998 to 2011, she served on the Advisory Council of Wells Fargo’s Capital Finance Group and its predecessor entity, the Paragon Capital Retail Group. She has previously served as a board member and Chairman of the Audit Committee for ICTS International, an Amsterdam-based public securities firm, a board member of Tuffy Associates Corp., a private auto service franchiser, a board member of Jane Cosmetics, a private cosmetics company, and a board member of Textus Industries, Inc., a private textile company. In addition, Ms. Davey was a founding member of the Advisory Board of the Fashion Institute of Technology’s Center for Design Innovation. Ms. Davey’s qualifications as a director include her knowledge of consumer product and retail companies, her experience as an executive and her expertise in investment banking and corporate transactions.

Mindy C. Meads, 60 years old, was President and Co-Chief Executive Officer of Aeropostale, Inc. from 2007 to 2010, where she reinvigorated the merchandise assortment, strengthened the fashion value equation and led the development and successful launch of “P.S.,” Aeropostale’s Kids Division. Under her leadership, Aeropostale became the fastest growing apparel company in the United States, recognized in 2010 as one of The Fortune 100 Fastest Growing Companies and expanding to more than 920 stores in 49 states, Puerto Rico and Canada. During her time at Aeropostale, Ms. Meads drove a 50% increase in overall sales, including a 22% CAGR in e-commerce sales, and the achievement of a double digit operating margin, leading to an increase of more than 350% in net earnings per diluted share. A seasoned operating and merchandising executive, Ms. Meads served as Chief Executive Officer of Lands’ End, the apparel retailer that is now a division of Sears Holding Corporation, where she successfully built the organization’s global brand around quality, value and service from 2003 to 2005. During her tenure, revenues grew from $650 million to $2 billion resulting in a significant increase in EBITDA. The company expanded into Germany, Japan and the UK and became the #1 internet retail apparel site in the United States. Prior to that time, Ms. Meads held a variety of executive merchandising and operating positions at Lands’ End, Sears, Gymboree, The Limited and R.H. Macy’s, all nationwide retailers. She is a former director of the Federal Reserve Board for the 7th District (Chicago) and currently serves on the board of directors of Mela Sciences, Inc, a publicly held biotech company, and is a member of The Committee of 200, America’s Women Business Leaders. In addition, she has served as a trustee of The Master School, a private high school in New York, since October 2010. Ms. Meads’s qualifications as a director include her expertise as a merchandising and operating executive in the apparel retail industry and her board experience.

John S. Mills, 65 years old, has been President of SDE, a consulting firm that specializes in the retail sector, store operations and growth strategies, since 2006. From 2004 to 2006, he served as Chairman of the Board of G and G Stores Inc., a specialty retailer focused on teenage women. From 2000 to 2004, Mr. Mills served as the President and Chief Operating Officer of Aeropostale Inc., an apparel and accessories retailer, where he was responsible for growing the company’s footprint to over 500 stores. He also served on the board of directors of Aeropostale from 1998 until 2004 and as Executive Vice President — Director of Operations from 1998 to 2000. From 1994 to 1998, he held several executive positions in operations for Federated Specialty Stores, the specialty retail division of Federated Department Stores Inc., the parent company of several large department store chains. Prior to joining the specialty store division of R.H. Macy & Co. Inc. in 1988 as Vice President of Operations, Mr. Mills held various executive positions with the company’s Bamberger’s division, Abraham & Strauss and M. Fortunoff’s. Mr. Mills has served as a private advisor to Cerberus Capital and Rosewood Capital and currently serves on the boards of directors of Marc Ecko Enterprises, a global fashion and lifestyle company, and VILLA, Inc., an apparel and footwear retailer. Mr. Mills’s qualifications as a director include his expertise as an executive in the apparel retail industry, his advisory practice and his experience as a member of the board of directors for several private companies.

The Company is not aware of any determination regarding committee membership of the newly-appointed directors.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

As a result of the execution of the Settlement Agreement (the terms of which are described above), the Clinton Group will not vote, deliver or otherwise use any written consents solicited and received by the Clinton Group in favor of its proposals set forth in its Consent Solicitation Statement dated September 7, 2012. In addition, any consent revocations provided to the Company pursuant to the Company’s Consent Revocation Statement dated September 24, 2012 will have no effect.

ITEM 8.01. OTHER EVENTS.

On October 5, 2012, the Company announced its settlement with the Clinton Group by press release. A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Agreement, dated October 4, 2012, between the Clinton Group, Inc. and The Wet Seal, Inc.

99.1	Press Release, dated October 5, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2012	The Wet Seal, Inc.

	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated October 4, 2012, between the Clinton Group, Inc. and The Wet Seal, Inc.

99.1	Press Release, dated October 5, 2012.